Exhibit 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Dave Prichard 608-278-6141

Spectrum Brands Holdings Reports Fiscal 2019 Second Quarter
Results from Continuing Operations and Reiterates Full-Year Guidance

•	Reported and Organic Sales Growth of 3% and 5%
•	Repurchased 8.6% of Common Shares Outstanding
•	Significant Deleveraging from Debt Reduction Totaling $2.4 Billion

Middleton, WI, May 8, 2019 – Spectrum Brands Holdings, Inc. (NYSE: SPB), a leading global branded consumer products company focused on driving innovation and providing exceptional customer service, today reported results from continuing operations for the second quarter of fiscal 2019 ended March 31, 2019.

“Our Q2 results, highlighted by strong and broad-based top-line growth, met our expectations, and we remain on track to deliver full-year adjusted EBITDA within our guidance range of $560-$580 million,” said David Maura, Chairman and Chief Executive Officer of Spectrum Brands Holdings.

Fiscal 2019 Second Quarter Highlights from Continuing Operations

	Three Month Periods Ended
(in millions, except per share and %)	March 31, 2019	March 31, 2018	Variance
Net Sales	$906.7	$882.6	$24.1	2.7%
Gross Profit	305.5	306.0	(0.5)	(0.2%)
Operating Income	41.6	31.3	10.3	32.9%
Net Loss from continuing operations	(54.0)	(34.7)	(19.3)	55.6%
Diluted EPS from continuing operations	$(1.06)	$(1.00)	$(0.06)	6.0%
Non-GAAP Operating Metrics
Adjusted EBITDA from continuing operations	$115.6	$115.9	$(0.3)	(0.3%)
Adjusted EPS from continuing operations	$0.26	$0.49	$(0.23)	(46.9%)

•

Net sales growth was led by a 14% increase in Home & Garden and strong growth in Hardware & Home Improvement.  Organic net sales increased 4.9%, excluding $19.3 million of unfavorable foreign exchange, with all four divisions delivering organic sales growth.

•	Gross profit margin decreased 100 basis points primarily due to input cost inflation and unfavorable product mix, partially offset by pricing.
•	Operating income increased as a result of lower acquisition, integration and restructuring charges. Operating margin expanded 100 basis points.

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•

Increased net loss and diluted loss per share were driven by one-time interest charges related to early debt extinguishment and foreign exchange losses associated with multi-currency divestiture loans, partially offset by lower restructuring and acquisition and integration expense and a larger income tax benefit.

•	Lower adjusted diluted EPS was attributable to higher operating expenses driven by a year-over-year change in stock-based compensation and higher interest costs from assumed HRG debt.
•

Adjusted EBITDA of $115.6 million was essentially unchanged.  Growth in Home & Garden and Hardware & Home Improvement, as well as lower corporate expenses and investment income, was offset by decreases in Home & Personal Care and Global Pet Supplies.

•	Adjusted EBITDA margin fell 40 basis points driven primarily by increased distribution costs and unfavorable mix.
•	Income from discontinued operations, net of tax, was $783.6 million as a result of the completion of the Global Battery & Lighting and Global Auto Care divestitures in January of 2019.

“Significant, value-creating actions were completed in the second quarter,” Mr. Maura said, “that accelerate Spectrum Brands’ transformation in 2019 into a meaningfully stronger and more focused consumer products company poised to resume profitable growth in 2020 and drive long-term value creation.

“We quickly used $2.9 billion in asset sale proceeds to reduce debt by $2.4 billion and materially delever our balance sheet, while ending the quarter with strong liquidity of more than $800 million,” he said.  “We also returned $250 million to shareholders through an aggressive repurchase of nearly 9 percent of our shares, leaving up to $750 million available on our existing 3-year buyback authorization.

“We are currently conducting a detailed analysis of our global operating model to identify opportunities for significant performance improvement and operating efficiencies across our businesses as we seek to position the new Spectrum Brands as a more focused and streamlined company,” Mr. Maura said.  “At the same time, we continue to refine our organizational structure with new leadership in key roles, expand our innovation pipeline across all four businesses, and meaningfully step up investment spending behind our strongest brands.”

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Fiscal 2019 Second Quarter Segment Level Data

Hardware & Home Improvement (HHI)

	Three Month Periods Ended
(in millions, except %)	March 31, 2019	March 31, 2018	Variance
Net Sales	$331.1	$318.5	$12.6		4.0%
Operating Income	44.4	19.6	24.8		126.5%
Operating Income Margin	13.4%	6.2%	720	bps
Adjusted EBITDA	$52.7	$45.5	$7.2		15.8%
Adjusted EBITDA Margin	15.9%	14.3%	160	bps

Increased net sales were driven by growth in U.S. residential security, plumbing and builders’ hardware along with significant improvements in shipping performance at the Kansas distribution center.  Excluding unfavorable foreign exchange impacts of $2.3 million, organic net sales grew 4.7%.

Improved operating income and margin were driven largely by reduced restructuring costs.  Higher adjusted EBITDA and margin were primarily a result of increased volumes, productivity improvements and strong expense controls.

Home & Personal Care (HPC)

	Three Month Periods Ended
(in millions, except %)	March 31, 2019	March 31, 2018	Variance
Net Sales	$221.7	$231.1	$(9.4)		(4.1%)
Operating (Loss) Income	(6.8)	14.2	(21.0)		(147.9%)
Operating (Loss) Income Margin	(3.1%)	6.1%	(920)	bps
Adjusted EBITDA	$4.5	$20.1	$(15.6)		(77.6%)
Adjusted EBITDA Margin	2.0%	8.7%	(670)	bps

Reduced net sales were driven primarily by lower personal care revenues, partly offset by improved small appliances revenues.  Personal care sales fell in the U.S. predominantly as a result of prior-year hair care distribution losses in mass and food/drug channels and in Europe primarily from e-commerce and U.K. food/drug channel softness.  Net sales for small appliances increased primarily from growth in the U.S. mass channel in coffeemakers and garment care, partially offset in Europe by foreign exchange and Brexit-related consumer softness in the U.K.  Excluding unfavorable foreign exchange impacts of $11.8 million, organic net sales increased 1.0%.

The operating loss compared to last year was partly attributable to the absence of depreciation and amortization charges in the prior year due to the segment being classified as held for sale.  In addition, the decline in operating income and operating income margin, as well as adjusted EBITDA and adjusted EBITDA margin, was impacted by increased marketing investments, reduced personal care volumes, unfavorable product mix, transaction foreign exchange, and higher input costs.

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Global Pet Supplies (PET)

	Three Month Periods Ended
(in millions, except %)	March 31, 2019	March 31, 2018	Variance
Net Sales	$214.9	$211.2	$3.7		1.8%
Operating Income	19.7	14.9	4.8		32.2%
Operating Income Margin	9.2%	7.1%	210	bps
Adjusted EBITDA	$32.8	$35.7	$(2.9)		(8.1%)
Adjusted EBITDA Margin	15.3%	16.9%	(160)	bps

Increased net sales were attributable to strong growth in U.S. companion animal revenues, predominantly dog chews and treats, partly offset by lower U.S. aquatics sales and European pet food revenues.  Excluding unfavorable foreign exchange impacts of $5.2 million, organic net sales grew 4.2%.

Improved operating income and margin were largely driven by the absence of rawhide recall-related costs compared to last year and lower restructuring expense this year, partially offset by increased manufacturing and distribution costs.  Reduced adjusted EBITDA and margin were primarily a result of increased manufacturing and distribution costs.

Home & Garden (H&G)

	Three Month Periods Ended
(in millions, except %)	March 31, 2019	March 31, 2018	Variance
Net Sales	$139.0	$121.8	$17.2		14.1%
Operating Income	24.6	20.4	4.2		20.6%
Operating Income Margin	17.7%	16.7%	100	bps
Adjusted EBITDA	$29.6	$25.3	$4.3		17.0%
Adjusted EBITDA Margin	21.3%	20.8%	50	bps

Significantly higher net sales, primarily from a double-digit increase in outdoor control category revenues, were driven by generally improved weather, distribution wins and strong early season home center orders.

Increased operating income, adjusted EBITDA and margins were predominantly a result of improved manufacturing efficiencies from higher volumes and pricing actions.

Liquidity and Debt

Spectrum Brands completed the second quarter of fiscal 2019 with a strong liquidity position, including a cash balance of approximately $176 million and more than $652 million available on its $800 million Cash Flow Revolver.

As of the end of the second quarter of fiscal 2019, the Company had approximately $2,392 million of debt outstanding, consisting of $126 million drawn on its Cash Flow Revolver, $2,012 million of senior unsecured notes, and approximately $254 million of capital leases and other obligations.

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During the second quarter, the Company repurchased 4.6 million shares of its common stock for $250.0 million, or $54.22 per share.

Fiscal 2019 Outlook for Continuing Operations

Spectrum Brands expects reported net sales growth driven by innovation, increased marketing investments, pricing actions and market share gains.  The impact from foreign exchange on net sales is now expected to have a negative impact of approximately 130 basis points based upon current rates.

Adjusted EBITDA is expected to be between $560-$580 million, and capital expenditures are expected to be between $70-$75 million.

Conference Call/Webcast Scheduled for 9:00 A.M. Eastern Time Today

Spectrum Brands will host an earnings conference call and webcast at 9:00 a.m. Eastern Time today, May 8.  To access the live conference call, U.S. participants may call 877-556-5260 and international participants may call 973-532-4903.  The conference ID number is 9293064.  A live webcast and related presentation slides will be available by visiting the Event Calendar page in the Investor Relations section of Spectrum Brands’ website at www.spectrumbrands.com.

A replay of the live webcast also will be accessible through the Event Calendar page in the Investor Relations section of the Company’s website.  A telephone replay of the conference call will be available through May 22.  To access this replay, participants may call 855-859-2056 and use the same conference ID number.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, a member of the Russell 1000 Index, is a global and diversified consumer products company and a leading supplier of residential locksets, residential builders’ hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, and personal insect repellents. Helping to meet the needs of consumers worldwide, our Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister®, Remington®, Black + Decker®, George Foreman®, Russell Hobbs®, Tetra®, Marineland®, GloFish®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS® and Eukanuba® (Europe only), Healthy-Hide®, Digest-eeze™, DreamBone®, SmartBones®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag® and Liquid Fence®. For more information, visit www.spectrumbrands.com.

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Non-GAAP Measurements

Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods.  Management believes that organic net sales provide for a more complete understanding of underlying business trends of regional and segment performance by excluding the impact of currency exchange rate fluctuations and the impact of acquisitions.  In addition, within this release, including the supplemental information attached hereto, reference is made to adjusted diluted EPS, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin.   Adjusted EBITDA is a metric used by management to evaluate segment performance and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA also is one of the measures used for determining compliance with the Company’s debt covenants.  Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  Adjusted EBITDA margin reflects adjusted EBITDA as a percentage of net sales of the Company.  The Company’s management uses adjusted diluted EPS as one means of analyzing the Company’s current and future financial performance and identifying trends in its financial condition and results of operations.  Management believes that adjusted diluted EPS is a useful measure for providing further insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next.  An income tax adjustment is included in adjusted diluted EPS to exclude the impact of the valuation allowance against deferred taxes and other tax-related items in order to reflect a normalized ongoing effective tax rate.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.  Other Supplemental Information has been provided to demonstrate reconciliation of non-GAAP measurements discussed above to most relevant GAAP financial measurements.

Forward-Looking Statements

This document contains, and certain oral and written statements made by our representatives from time to time may contain, forward-looking statements, including, without limitation, statements made under “Fiscal 2019 Outlook for Continuing Operations”, other statements regarding the Company’s ability to meet its expectations for its fiscal 2019 and 2020 and the Company’s share repurchase program, for which the manner of purchase, the number of shares to be purchased and the timing of purchases will be based on a number of factor including the price of the Company’s common stock, general business and market conditions and applicable legal requirements, and is subject to the discretion of the Company's management and may be discontinued at any time. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “belief,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the impact of our indebtedness

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on our business, financial condition and results of operations; (2) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (3) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (4) the impact of actions taken by significant stockholders; (5) the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (6) interest rate and exchange rate fluctuations; (7) the loss of significant reduction in, or dependence upon, sales to any significant retail customer(s); (8) competitive promotional activity or spending by competitors, or price reductions by competitors; (9) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (10) the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, tariff, monetary or fiscal policies in the countries where we do business; (11) changes in consumer spending preferences and demand for our products; (12) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (13) our ability to successfully implement, achieve and sustain manufacturing and distribution cost efficiencies and improvements, and fully realize anticipated cost savings; (14) the seasonal nature of sales of certain of our products; (15) the effects of climate change and unusual weather activity; (16) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (17) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (18) the impact of pending or threatened litigation; (19) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data; (20) changes in accounting policies applicable to our business; (21) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (22) government regulations; (23) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (24) our inability to successfully integrate and operate new acquisitions at the level of financial performance anticipated; (25) the unanticipated loss of key members of senior management; (26) the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets; and (27) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc., including the most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q.

Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.    Spectrum Brands also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

# # #

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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Month Periods Ended		Six Month Periods Ended
(in millions, except per share amounts)	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
Net sales	$906.7	$882.6	$1,787.0	$1,804.9
Cost of goods sold	601.0	574.9	1,174.7	1,178.3
Restructuring and related charges	0.2	1.7	1.0	2.0
Gross profit	305.5	306.0	611.3	624.6
Selling	151.4	152.4	306.9	306.1
General and administrative	83.6	82.6	183.0	162.2
Research and development	11.2	11.5	22.3	23.0
Acquisition and integration related charges	5.3	9.6	11.6	14.9
Restructuring and related charges	12.4	18.6	20.5	35.5
Total operating expenses	263.9	274.7	544.3	541.7
Operating income	41.6	31.3	67.0	82.9
Interest expense	94.2	67.7	151.2	143.0
Other non-operating expense (income) , net	24.1	—	24.8	(0.7)
Loss from continuing operations before income taxes	(76.7)	(36.4)	(109.0)	(59.4)
Income tax benefit	(22.7)	(1.7)	(26.0)	(122.2)
Net (loss) income from continuing operations	(54.0)	(34.7)	(83.0)	62.8
Income from discontinued operations, net of tax	783.6	11.3	700.4	492.7
Net income (loss)	729.6	(23.4)	617.4	555.5
Net income attributable to non-controlling interest	1.0	5.5	1.2	77.0
Net income (loss) attributable to controlling interest	$728.6	$(28.9)	$616.2	$478.5
Amounts attributable to controlling interest
Net (loss) income from continuing operations attributable to controlling interest	$(55.0)	$(32.6)	$(84.2)	$7.5
Net income from discontinued operations attributable to controlling interest	783.6	3.7	700.4	471.0
Net income (loss) attributable to controlling interest	$728.6	$(28.9)	$616.2	$478.5
Earnings Per Share
Basic earnings per share from continuing operations	$(1.06)	$(1.00)	$(1.60)	$0.23
Basic earnings per share from discontinued operations	15.13	0.11	13.32	14.52
Basic earnings per share	$14.07	$(0.89)	$11.72	$14.75
Diluted earnings per share from continuing operations	$(1.06)	$(1.00)	$(1.60)	$0.23
Diluted earnings per share from discontinued operations	15.13	0.11	13.32	14.42
Diluted earnings per share	$14.07	$(0.89)	$11.72	$14.65
Weighted Average Shares Outstanding
Basic	51.8	32.5	52.6	32.4
Diluted	51.8	32.5	52.6	32.7

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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	Six Month Periods Ended
(in millions)	March 31, 2019	March 31, 2018
Cash flows from operating activities
Net cash used by operating activities from continuing operations	$(279.7)	$(257.3)
Net cash (used) provided by operating activities from discontinued operations	(254.0)	71.5
Net cash used by operating activities	(533.7)	(185.8)
Cash flows from investing activities
Purchases of property, plant and equipment	(27.1)	(38.1)
Proceeds from sales of property, plant and equipment	0.1	0.9
Proceeds from sale of discontinued operations, net of cash	2,854.4	1,520.2
Net cash provided by investing activities from continuing operations	2,827.4	1,483.0
Net cash used by investing activities from discontinued operations	(5.3)	(185.1)
Net cash provided by investing activities	2,822.1	1,297.9
Cash flows from financing activities
Proceeds from issuance of debt	136.3	581.3
Payment of debt , including premium on extinguishment	(2,479.9)	(998.0)
Payment of debt issuance costs	(0.1)	(0.3)
Treasury stock purchases	(268.5)	—
Purchases of subsidiary stock, net	—	(258.0)
Dividends paid to shareholders	(44.6)	—
Dividends paid by subsidiary to non-controlling interest	—	(19.7)
Share based award tax withholding payments, net of proceeds upon vesting	(2.5)	(22.7)
Other financing activities, net	—	10.0
Net cash used by financing activities from continuing operations	(2,659.3)	(707.4)
Net cash (used) provided by financing activities from discontinued operations	(2.3)	118.5
Net cash used by financing activities	(2,661.6)	(588.9)
Effect of exchange rate changes on cash and cash equivalents	(3.1)	3.2
Net change in cash, cash equivalents and restricted cash	(376.3)	526.4
Net change in cash, cash equivalents and restricted cash in discontinued operations	—	37.7
Net change in cash, cash equivalents and restricted cash in continuing operations	(376.3)	488.7
Cash, cash equivalents and restricted cash, beginning of period	561.4	254.8
Cash, cash equivalents and restricted cash, end of period	$185.1	$743.5

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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(in millions)	March 31, 2019	Sept. 30, 2018
Assets
Cash and cash equivalents	$176.2	$552.5
Trade receivables, net	470.5	317.1
Other receivables	95.5	51.7
Inventories	776.2	583.6
Prepaid expenses and other current assets	66.3	63.2
Current assets of business held for sale	—	2,402.6
Total current assets	1,584.7	3,970.7
Property, plant and equipment, net	469.8	500.0
Deferred charges and other	161.0	231.8
Investments	237.9	—
Goodwill	1,449.3	1,454.7
Intangible assets, net	1,583.8	1,641.8
Total assets	$5,486.5	$7,799.0
Liabilities and Shareholders' Equity
Current portion of long-term debt	$16.1	$26.9
Accounts payable	450.4	584.7
Accrued wages and salaries	50.3	55.1
Accrued interest	33.6	65.0
Other current liabilities	441.4	159.4
Current liabilities of business held for sale	—	537.6
Total current liabilities	991.8	1,428.7
Long-term debt, net of current portion	2,342.0	4,624.3
Deferred income taxes	88.5	35.0
Other long-term liabilities	135.6	121.4
Total liabilities	3,557.9	6,209.4
Shareholders' equity	1,919.1	1,581.3
Noncontrolling interest	9.5	8.3
Total equity	1,928.6	1,589.6
Total liabilities and equity	$5,486.5	$7,799.0

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED DILUTED EPS

We define adjusted diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that adjusted diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. Adjustments to diluted EPS include the following:

•

proforma adjustment associated with the per share impact from the Spectrum Merger, including the change in weighted average shares from the incremental shares issued to execute the HRG Merger share exchange with Spectrum’s non-controlling interest,  plus the inclusion of income attributable to non-controlling interest in Spectrum recognized by HRG Group, Inc. (“HRG”) prior to the consolidation of the shareholder groups and recognition of Spectrum as a wholly-owned business after completion of the Spectrum Merger for the three and six month periods ended March 31, 2018.

•

transaction related charges consist of (1) transaction costs from qualifying acquisition transactions during the period, or subsequent integration related project costs directly associated with an acquired business; (2) post-divestiture separation costs consisting of incremental costs incurred by the continuing operations of the Company after completion of the GBL and GAC divestitures to facilitate separation of shared operations, development of transferred shared service operations, platforms and personnel transferred as part of the divestitures and exiting of TSAs and reverse TSAs with Energizer; (3) divestiture related transaction costs that are recognized in continuing operations due to the change in plan to cease marketing and selling of the HPC business.

•	restructuring and related costs, which consist of project costs associated with restructuring initiatives across segments;
•	unrealized gains and losses attributable to the Company’s investment in Energizer common stock, acquired as part of consideration received from the Company’s sale and divestiture of GAC to Energizer;
•

foreign currency gains and losses attributable to multicurrency loans that were entered with foreign subsidiaries in exchange for the receipt of divestiture proceeds by the parent company through the distribution of the respective foreign subsidiaries’ net assets as part of the GBL and GAC divestitures.  The Company has also entered into various hedging arrangements to mitigate the volatility of foreign exchange risk associated with such loans.

•	purchase accounting inventory adjustments recognized in earnings subsequent to an acquisition;
•	non-cash asset impairments or write-offs of intangible assets, goodwill, or property plant and equipment realized;
•	estimated costs from a non-recurring voluntary recall of rawhide product by the PET segment;
•	transaction costs associated with the Spectrum Merger;
•

non-recurring HRG net operating costs that consist of redundant and duplicative costs from the legacy HRG corporate operations that are eliminated post Spectrum Merger transaction date of July 13, 2018, including compensation and benefits, directors fees, professional fees, insurance, public company costs, among others; also including other non-recurring interest income, a one-time fee for the termination of the HRG New York corporate home office lease and the one-time termination fee of HRG legacy pension plan;

•	interest costs associated with HRG-originated debt during the three and six month periods ended March 31, 2018;
•

depreciation and amortization on long-lived assets from HPC that was deferred during the three and six month periods ended March 31, 2018 while considered held for sale (effective December 27, 2017) and subsequently reclassified as held for use during the three month period ended December 30, 2018, resulting in the recognition of a cumulative true-up of amounts previously deferred; and

•

other adjustments primarily consisting of costs attributable to operating margin on H&G sales to GAC discontinued operations for the three and six month periods ended March 31, 2019 and 2018; expenses and cost recovery for flood damage at Company facilities in Middleton, Wisconsin during the three and six month periods ended March 31, 2019; and certain fines and penalties for delayed shipments following the completion of a PET distribution center consolidation in EMEA during the six month period ended March 31, 2019.

Income tax adjustment to diluted EPS is to exclude the impact of adjusting the valuation allowance against deferred taxes and other tax related items in order to reflect a normalized ongoing effective tax rate of 25.0% and 24.5% for the three and six month periods ended March 31, 2019 and March 31, 2018, respectively, net of adjustments made to diluted EPS, based upon enacted corporate tax rate in the United States.  The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS from continuing operations for the three and six month periods ended March 31, 2019 and 2018.

	Three Month Periods Ended		Six Month Periods Ended
	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
Diluted EPS from continuing operations, as reported	$(1.06)	$(1.00)	$(1.60)	$0.23
Adjustments:
Spectrum Merger share exchange proforma adjustment	—	0.38	—	0.88
Transaction related charges	0.10	0.17	0.22	0.27
Restructuring and related charges	0.24	0.37	0.41	0.67
Debt refinancing costs	0.98	—	0.96	—
Unrealized loss on Energizer investment	0.10	—	0.09	—
Foreign currency loss on multicurrency divestiture loans	0.42	—	0.41	—
Purchase accounting inventory adjustment	—	—	—	0.01
Pet safety recall	—	0.07	0.01	0.20
Spectrum Merger related transaction costs	—	0.29	—	0.34
Non-recurring HRG net operating costs	—	0.15	—	0.24
Interest cost on HRG debt	—	0.46	—	1.13
Depreciation & amortization on HPC long-lived assets	—	(0.21)	0.55	(0.21)
Other	0.02	—	0.08	—
Income tax adjustment	(0.54)	(0.19)	(0.65)	(2.58)
Total adjustments	1.32	1.49	2.08	0.95
Diluted EPS from continuing operations, as adjusted	$0.26	$0.49	$0.48	$1.18

Page 11 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED DILUTED EPS (continued)

The weighted average shares and adjusted earnings per share data are adjusted for the three and six month periods ended March 31, 2018,  to reflect the reverse stock split and share exchange because of the HRG Merger, which closed on July 13, 2018.  For the three month period ended December 31, 2017, the weighted average shares was adjusted using (i) the 20-trading-day volume-weighted average price per share of Spectrum common stock ending on July  12, 2018, (ii) the number of shares of Spectrum common stock outstanding, the number of shares of Spectrum common stock held by HRG and its subsidiaries and the number of shares of Spectrum common stock outstanding as of July 12, 2018, (iii) $328.2 million of HRG net indebtedness and transaction expense at closing, and (iv) a $200.0 million upward adjustment contemplated by the Merger Agreement, each HRG stockholder received approximately 0.1613 of a share of the post-Merger combined company stock for each share of pre-Merger common stock.    The following is a recalculation of the weighted average shares adjusted for the impact of the reverse stock split and share exchange for the three and six month periods ended March 31, 2018.

	Three Month Period	Six Month Period
(in millions, except per share amounts)	Ended March 31, 2018	Ended March 31, 2018
Spectrum weighted average shares	57.1	57.4
Spectrum weighted average shares owned by HRG	34.3	34.3
Spectrum weighted average shares owned by third parties (A)	22.8	23.1
HRG weighted average shares	201.6	201.1
HRG share conversion at 1 to 0.1613 (B)	32.5	32.4
Total weighted average shares (A + B)	55.3	55.5

The following summarizes transaction related charges for the three and six month periods ended March 31, 2019 and 2018:

	Three Month Periods Ended		Six Month Periods Ended
(in millions)	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
HHI Integration	$0.4	$1.9	$0.9	$4.6
PetMatrix Integration	—	2.1	—	3.7
HPC divestiture related charges	0.9	5.4	5.5	5.4
GBL post divestiture separation costs	2.5	—	2.5	—
GAC post divestiture separation costs	0.4	—	0.4	—
Other integration related charges	1.1	0.2	2.3	1.2
Total	$5.3	$9.6	$11.6	$14.9

The following summarizes restructuring and related charges for the three and six month periods ended March 31, 2019 and 2018:

	Three Month Periods Ended		Six Month Periods Ended
(in millions)	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
Global productivity improvement plan	$12.7	$—	$18.5	$—
HHI distribution center consolidation	—	13.6	2.3	28.8
PET rightsizing initiative	—	3.4	—	4.0
Other restructuring activities	(0.1)	3.3	0.7	4.7
Total restructuring and related charges	$12.6	$20.3	$21.5	$37.5

Page 12 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

NET SALES AND ORGANIC NET SALES

The following is a summary of net sales by segment for the three and six month periods ended March 31, 2019 and 2018, respectively:

	Three Month Periods Ended				Six Month Periods Ended
(in millions, except %)	March 31, 2019	March 31, 2018	Variance		March 31, 2019	March 31, 2018	Variance
HHI	$331.1	$318.5	12.6	4.0%	$636.2	$644.4	(8.2)	(1.3%)
HPC	221.7	231.1	(9.4)	(4.1%)	538.9	573.1	(34.2)	(6.0%)
PET	214.9	211.2	3.7	1.8%	419.6	413.6	6.0	1.5%
H&G	139.0	121.8	17.2	14.1%	192.3	173.8	18.5	10.6%
Net Sales	$906.7	$882.6	24.1	2.7%	$1,787.0	$1,804.9	(17.9)	(1.0%)

We define organic net sales as reported net sales excluding the effect of changes in foreign currency exchange rates and acquisitions. We believe this non-GAAP measure provides useful information to investors because it reflects regional and operating segment performance from our activities without the effect of changes in currency exchange rate and/or acquisitions. We use organic net sales as one measure to monitor and evaluate our regional and segment performance. Organic growth is calculated by comparing organic net sales to reported net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the period’s net sales using the currency exchange rates that were in effect during the prior period. Net sales are attributed to the geographic regions based on the country of destination. We exclude net sales from acquired businesses in the current year for which there are no comparable sales in the prior period. The following is a reconciliation of reported sales to organic sales for the three and six month periods ended March 31, 2019 compared to reported net sales for the three and six month periods ended March 31, 2018, respectively:

	March 31, 2019
Three Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Organic Net Sales	Net Sales March 31, 2018	Variance
HHI	$331.1	$2.3	$333.4	$318.5	$14.9	4.7%
HPC	221.7	11.8	233.5	231.1	2.4	1.0%
PET	214.9	5.2	220.1	211.2	8.9	4.2%
H&G	139.0	—	139.0	121.8	17.2	14.1%
Net Sales	$906.7	$19.3	$926.0	$882.6	43.4	4.9%

	March 31, 2019
Six Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Organic Net Sales	Net Sales March 31, 2018	Variance
HHI	$636.2	$3.9	$640.1	$644.4	$(4.3)	(0.7%)
HPC	538.9	22.0	560.9	573.1	(12.2)	(2.1%)
PET	419.6	7.0	426.6	413.6	13.0	3.1%
H&G	192.3	—	192.3	173.8	18.5	10.6%
Total	$1,787.0	$32.9	$1,819.9	$1,804.9	15.0	0.8%

Page 13 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization) is a non-GAAP metric used by management that we believe provides useful information to investors because it reflects ongoing operating performance and trends of our segments excluding certain non-cash based expenses and/or non-recurring items during each of the comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Further, adjusted EBITDA is a measure used for determining the Company’s debt covenant. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense (from intangible assets) from net income. Adjusted EBITDA further excludes the following:

•

Stock based and other incentive compensation costs that consist of costs associated with long-term compensation arrangements and other equity based compensation based upon achievement of long-term performance metrics; and generally consist of non-cash, stock-based compensation. During the three month period ended March 31, 2019, the Company issued certain incentive bridge awards due to changes in the Company’s long-term compensation plans that allow for cash based payment upon employee election which have been included in the adjustment but would not qualify for shared-based compensation expense;

•

transaction related charges consist of (1) transaction costs from qualifying acquisition transactions during the period, or subsequent integration related project costs directly associated with an acquired business; (2) post-divestiture separation costs consisting of incremental costs incurred by the continuing operations of the Company after completion of the GBL and GAC divestitures to facilitate separation of shared operations, development of transferred shared service operations, platforms and personnel transferred as part of the divestitures and exiting of TSAs and reverse TSAs with Energizer; (3) divestiture related transaction costs that are recognized in continuing operations due to the change in plan to cease marketing and selling of the HPC business.

•	Restructuring and related charges, which consist of project costs associated with restructuring initiatives across the segments;
•	Unrealized gains and losses attributable to the Company’s investment in Energizer common stock, acquired as part of consideration received from the Company’s sale and divestiture of GAC to Energizer;
•

Foreign currency gains and losses attributable to multicurrency loans that were entered with foreign subsidiaries in exchange for the receipt of divestiture proceeds by the parent company through the distribution of the respective foreign subsidiaries’ net assets as part of the GBL and GAC divestitures.  The Company has also entered into various hedging arrangements to mitigate the volatility of foreign exchange risk associated with such loans.

•	Incremental costs associated with a safety recall in PET.
•	Non-cash purchase accounting inventory adjustments recognized in earnings from continuing operations subsequent to an acquisition (when applicable);
•	Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations (when applicable);
•	Transactions costs directly associated with the Spectrum Merger during the three and six month periods ended March 31, 2018;
•

Non-recurring HRG net operating costs during the three and six month periods ended March 31, 2018, considered to be redundant or duplicative as a result of the Spectrum Merger and not considered a component of the continuing commercial products company post-merger, including compensation and benefits, directors fees, professional fees, insurance, public company costs, amongst others, and including interest and other non-recurring income that will ultimately be eliminated following the transaction; and

•

Other adjustments primarily consisting of costs attributable to operating margin on H&G sales to GAC discontinued operations for the three and six month periods ended March 31, 2019 and 2018; expenses and cost recovery for flood damage at Company facilities in Middleton, Wisconsin during the three and six month periods ended March 31, 2019; and certain fines and penalties for delayed shipments following the completion of a PET distribution center consolidation in EMEA during the six month period ended March 31, 2019.

Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of reported net sales for the respective period.

Page 14 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)

The following is a reconciliation of reported net income (loss) to adjusted EBITDA for the three month periods ended March 31, 2019 and 2018, including the calculation of adjusted EBITDA margin for each of the respective periods.

Three Month Period Ended March 31, 2019 (in millions, except %)	HHI	HPC	PET	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$43.6	$(6.6)	$19.6	$24.7	$(135.3)	$(54.0)
Income tax benefit	—	—	—	—	(22.7)	(22.7)
Interest expense	—	—	—	—	94.2	94.2
Depreciation and amortization	8.3	9.2	10.6	4.8	3.7	36.6
EBITDA	51.9	2.6	30.2	29.5	(60.1)	54.1
Share and incentive based compensation	—	—	—	—	17.3	17.3
Transaction related charges	0.4	0.9	0.3	—	3.7	5.3
Restructuring and related charges	0.4	1.3	2.3	0.3	8.3	12.6
Unrealized loss on Energizer investment	—	—	—	—	5.0	5.0
Foreign currency loss on multicurrency divestiture loans	—	—	—	—	21.8	21.8
Other	—	(0.3)	—	(0.2)	—	(0.5)
Adjusted EBITDA	$52.7	$4.5	$32.8	$29.6	$(4.0)	$115.6
Net Sales	$331.1	$221.7	$214.9	$139.0	$—	$906.7
Adjusted EBITDA Margin	15.9%	2.0%	15.3%	21.3%	—	12.7%

Three Month Period Ended March 31, 2018 (in millions, except %)	HHI	HPC	PET	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$18.5	$14.6	$15.2	$20.5	$(103.5)	$(34.7)
Income tax benefit	—	—	—	—	(1.7)	(1.7)
Interest expense	—	—	—	—	67.7	67.7
Depreciation and amortization	11.5	—	10.7	4.7	3.2	30.1
EBITDA	30.0	14.6	25.9	25.2	(34.3)	61.4
Share based compensation	—	—	—	—	(3.1)	(3.1)
Transaction related charges	1.9	5.3	2.1	—	0.3	9.6
Restructuring and related charges	13.6	0.2	3.8	0.2	2.5	20.3
Pet safety recall	—	—	3.9	—	—	3.9
Spectrum merger related transaction charges	—	—	—	—	16.1	16.1
Non-recurring HRG operating costs and interest income	—	—	—	—	7.8	7.8
Other	—	—	—	(0.1)	—	(0.1)
Adjusted EBITDA	$45.5	$20.1	$35.7	$25.3	$(10.7)	$115.9
Net Sales	$318.5	$231.1	$211.2	$121.8	$—	$882.6
Adjusted EBITDA Margin	14.3%	8.7%	16.9%	20.8%	—	13.1%

Page 15 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)

The following is a reconciliation of reported net income (loss) to adjusted EBITDA for the six month periods ended March 31, 2019 and 2018, including the calculation of adjusted EBITDA margin for each of the respective periods.

Six Month Period Ended March 31, 2019 (in millions, except %)	HHI	HPC	PET	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$87.3	$(14.7)	$31.4	$22.8	$(209.8)	$(83.0)
Income tax benefit	—	—	—	—	(26.0)	(26.0)
Interest expense	—	—	—	—	151.2	151.2
Depreciation and amortization	16.8	47.3	21.3	9.6	7.6	102.6
EBITDA	104.1	32.6	52.7	32.4	(77.0)	144.8
Share and incentive based compensation	—	—	—	—	23.2	23.2
Transaction related charges	0.9	5.5	0.9	—	4.3	11.6
Restructuring and related charges	3.2	1.5	4.9	1.0	10.9	21.5
Pet safety recall	—	—	0.6	—	—	0.6
Unrealized loss on Energizer investment	—	—	—	—	5.0	5.0
Foreign currency loss on multicurrency divestiture loans	—	—	—	—	21.8	21.8
Other	—	(0.1)	2.8	(0.7)	0.3	2.3
Adjusted EBITDA	$108.2	$39.5	$61.9	$32.7	$(11.5)	$230.8
Net Sales	$636.2	$538.9	$419.6	$192.3	$—	$1,787.0
Adjusted EBITDA Margin	17.0%	7.3%	14.8%	17.0%	—	12.9%

Six Month Period Ended March 31, 2018 (in millions, except %)	HHI	HPC	PET	H&G	Corporate	Consolidated
Net income from continuing operations	$49.7	$47.2	$28.1	$21.4	$(83.6)	$62.8
Income tax benefit	—	—	—	—	(122.2)	(122.2)
Interest expense	—	—	—	—	143.0	143.0
Depreciation and amortization	22.4	8.8	21.1	9.4	6.9	68.6
EBITDA	72.1	56.0	49.2	30.8	(55.9)	152.2
Share based compensation	—	—	—	—	1.4	1.4
Transaction related charges	4.6	5.6	4.2	—	0.5	14.9
Restructuring and related charges	28.8	0.2	4.4	0.2	3.9	37.5
Inventory acquisition step-up	—	—	0.8	—	—	0.8
Pet safety recall	—	—	11.1	—	—	11.1
Spectrum merger related transaction charges	—	—	—	—	18.9	18.9
Non-recurring HRG operating costs and interest income	—	—	—	—	12.2	12.2
Other	—	—	—	(0.3)	(0.1)	(0.4)
Adjusted EBITDA	$105.5	$61.8	$69.7	$30.7	$(19.1)	$248.6
Net Sales	$644.4	$573.1	$413.6	$173.8	$—	$1,804.9
Adjusted EBITDA Margin	16.4%	10.8%	16.9%	17.7%	—	13.8%

Page 16 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)

The following is a reconciliation of forecasted net income to adjusted EBITDA for the fiscal year ending September 30, 2019.

(in millions)	F2019
Net income	$0-36
Income tax expense	0-15
Interest expense	215-225
Depreciation and amortization	175-185
EBITDA	409-441
Share and incentive based compensation	57
Transaction related charges	13-14
Restructuring and related charges	40-50
Pet safety recall	1
Unrealized loss on Energizer investment	5
Foreign currency loss on multicurrency divestiture loans	22
Other	2-3
Adjusted EBITDA	$560-580

Page 17 / 17